EXHIBIT 32.1

Certification of
Principal Executive Officer
of Energy King, Inc. Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying annual report on Form 10-KSB/A of Energy King, Inc. (the “Company”) for the fiscal year ending December 31, 2007, I, Jeffrey R. Hultman, Chief Executive Officer (Principal Executive Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) The Form 10-KSB/A fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-KSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2008	By:	/s/ Jeffrey R. Hultman
Jeffrey R. Hultman
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.